UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2007
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 21, 2007, Belden Inc., formerly known as Belden CDT Inc. (“we” or the “Company”), entered into Second Amendment to Credit Agreement (“Second Amendment”) to our Credit Agreement dated as of January 24, 2006 (as amended, the “Credit Agreement”) with Belden Wire & Cable Company, Belden CDT Networking, Inc., Nordx/CDT Corp., Thermax/CDT, Inc., Belden Holdings, Inc., Belden Technologies, Inc., Belden 1993 Inc. (formerly known as Belden Inc.) and CDT International Holdings Inc., as Guarantors, and Wachovia Bank, National Association, as administrative agent and on behalf of the lenders party thereto (collectively, the “Lenders”). The Second Amendment increases the borrowing availability under the Company’s revolving credit line of credit from $225 million to $350 million and allows for further increases in the Lenders’ commitment at the Company’s request to permit additional revolving loans or term loans in an aggregate amount of up to $150 million. There are procedures, including limitations on the timing and increments, associated with such a further commitment increase request. The Second Amendment also revised, deleted and added other terms. The foregoing is only a summary of the certain terms and conditions of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 and is incorporated in this Current Report 8-K by reference.

Item 2.03	Creation of a Direct Financial Obligation, or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report is incorporated by reference in response to this Item.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. See Exhibit Index

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: December 21, 2007	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Second Amendment to Credit Agreement (“Second Amendment”) dated December 21, 2007 among Belden Inc., as Borrower, Belden Wire & Cable Company, Belden CDT Networking, Inc., Nordx/CDT Corp., Thermax/CDT, Inc., Belden Holdings, Inc., Belden Technologies, Inc. Belden Inc., and CDT International Holdings, as Guarantors, and Wachovia Bank, National Association, as Administrative Agent and on behalf of the Lenders party thereto.

4